Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the statement on Schedule 13D with respect to the beneficial ownership by the undersigned of the Common Stock of OptiNose, Inc., $0.001 par value per share, to which this Joint Filing Agreement is filed as an exhibit, has been filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: December 23, 2021	MVM Partners LLP

	By:	/s/ Neil Akhurst
	Name:	Neil Akhurst
	Title:	Partner

MVM V LP
By: MVM Partners LLP, its Fund Manager
	By:	/s/ Neil Akhurst
	Name:	Neil Akhurst
	Title:	Partner

MVM GP (No. 5) LP
By: MVM Partners LLP, its Fund Manager
	By:	/s/ Neil Akhurst
	Name:	Neil Akhurst
	Title:	Partner